                                                                   EXHIBIT 10.16


                               COMMITMENT LETTER
                               -----------------



                                  July 1, 1996



Mr. Frank Ward, President
Chicago Miniature Lamp, Inc.
P. O. Box 101
Canton, Massachusetts   02021

Gentlemen:

     In accordance with recent discussions, BANK IV Oklahoma, N.A., a national banking association ("BANK IV") and The First National Bank of Boston, a national banking association ("Bank of Boston") (BANK IV and Bank of Boston being collectively referred to herein as the "Lenders") are pleased to make the following commitments to Chicago Miniature Lamp, Inc., an Oklahoma corporation ("CML"), Badalex Limited, an English corporation ("Badalex) and Chicago Miniature Europe Limited, an English corporation ("CML Europe"), as the case may be and as further described below. BANK IV, as agent on behalf of the Lenders shall be referred to herein as "Domestic Agent".

     As an increase, amendment, modification and restructure of the existing loans and commitments from BANK IV to CML as provided in that certain Third Amended and Restated Credit Agreement dated as of June 30, 1995 (the "Original Credit Agreement") as amended by that certain First Amendment and Modification Agreement (the "First Amendment") dated as of December 6, 1995 and that certain Second Amendment and Modification Agreement (the "Second Amendment") dated as of February 23, 1996 and that certain Third Amendment and Modification Agreement (the "Third Amendment") dated as of April 26, 1996 (the Original Credit Agreement as amended by the First Amendment, Second Amendment and Third Amendment thereto being collectively referred to herein as the "Credit Agreement"), BANK IV and Bank of Boston, as lenders, shall make the Domestic Loans (as hereinafter defined) to CML, as borrower, which will include the basic terms and conditions set forth below. The Multicurrency Loan (as hereinafter defined) shall be made by Bank of Boston, as lender to Badalex and CML Europe as co-borrowers and will include the basic terms and conditions set forth below. However, the terms and conditions set forth below are not intended to be and are not exhaustive. Documentation of the Domestic Loans and the Multicurrency Loan (collectively the "Loans") will require further discussion between the Lenders and CML, Badalex and CML Europe, as the case may be, and approval of their respective counsel and will include other and further terms and conditions as Lenders and their respective counsel may require (but not inconsistent with the terms hereof except as set forth in Paragraph 23 below).

     1.  Definitions.  All capitalized terms used herein shall have the meanings
         ------------
set forth on Exhibit "A" attached hereto and made a part hereof, except as
             -----------
specifically defined herein.

     2.  Domestic Loans.  Subject to all of the terms and conditions set forth
         ---------------
herein, the Lenders shall extend credit to CML as follows (collectively the "Domestic Loans"):

     (a) A non-revolving line of credit in the aggregate principal amount of up to $30,000,000.00 (the "Acquisition Loan") for which $25,636,350.00 shall be provided by BANK IV to CML (subject to the last sentence of 8(b)) and for which $4,363,650.00 shall be provided by Bank of Boston to CML; and

     (b) A revolving line of credit in the principal amount of up to $25,000,000.00 (the "Domestic Operating Loan") for which $21,363,625.00 shall be provided by BANK IV to CML and for which $3,636,375.00 shall be provided by Bank of Boston to CML;

provided however, that notwithstanding the above, the total aggregate principal amount of the Domestic Loans outstanding at any time (including the face amount of all outstanding Letters of Credit or Banker's Acceptances issued thereunder) shall not exceed the "Domestic Collateral Borrowing Base" as hereinafter defined. Amounts borrowed under the Acquisition Loan which shall have been paid may not be reborrowed, but amounts borrowed under the Domestic Operating Loan which shall have been paid may be reborrowed so long as all terms and conditions for borrowing thereunder shall have been satisfied.

     3.   Domestic Notes.  CML shall make, execute and deliver to BANK IV and
          ---------------
Bank of Boston, respectively, the promissory notes (collectively the "Domestic Notes") in the original principal amounts as set forth in the chart below, the form and substance of which shall be acceptable to the Lenders, which shall evidence advances under the Domestic Loans respectively:



  Loan               Total Principal     BANK IV Portion       Bank IV    Bank of Boston       Bank of
                     Amount              of Total Principal    % of       Portion of Total     Boston %
                                         Amount                Domestic   Principal Amount     of Domestic
                                                                 Loans                           Loans


Acquisition Loan        $30,000,000       $25,636,350.00       85.4545%      $4,363,650.00       14.5455%
Domestic                $25,000,000       $21,363,625.00       85.4545%      $3,636,375.00       14.5455%
Operating Loan
=============================================================================================================

     4.   Term of Commitments & Maturities of Domestic Notes.
          ---------------------------------------------------

     (a) The obligation of the Lenders to make any Advances under the Domestic Operating Loan, provided all conditions precedent thereto under the Loan Documents shall have been satisfied, and provided there shall exist no Potential Default or Event of Default under the Loan Documents, shall be for a period of twenty-four months from the date of closing the transactions contemplated herein and the execution and delivery to the Lenders of all Loan Documents which shall occur not later than July 31, 1996, unless otherwise extended in writing by the
Domestic Agent (the "Closing Date").   Further, the Domestic Operating Notes
evidencing the Domestic Loan (collectively the "Domestic Operating Notes") shall mature on that date which is the earlier of twenty-four months after the Closing Date or at Lenders' option, upon the occurrence of an Event of Default, at which time all unpaid interest accrued thereon together with the outstanding principal thereof and all other charges incurred in connection therewith shall be due and payable in full. Notwithstanding anything herein to the contrary, no Banker's Acceptance or Letter of Credit shall be issued under the Domestic Operating Loan by either Lender with an expiration date occurring after a date which is twenty four months following the Closing Date.

     (b) The obligation of the Lenders to make any Advances under the Acquisition Loan, provided all conditions precedent thereto under the Loan Documents shall have been satisfied, and provided there shall exist no Potential Default or Event of Default under the Loan Documents, shall be for a period of
eighteen (18) months from the Closing Date.   Further, the Acquisition Notes
evidencing the Acquisition Loan (collectively the "Acquisition Notes") shall mature on that date which is the earlier of seventy-eight (78) months after the Closing Date or at Lenders' option, upon the occurrence of an Event of Default, at which time all unpaid interest accrued thereon together with the outstanding principal thereof and all other charges incurred in connection therewith shall be due and payable in full.

     5.   Use of Proceeds - Domestic Loans.  The proceeds of the Domestic Loans
          ---------------------------------
shall be used for the following purposes and no other purposes:

     (a) The proceeds of the Domestic Operating Loan shall be used by CML for the purposes of (i) amending, consolidating and restructuring the existing LC Revolving Credit Loan and the Operating Revolving Credit Loan as defined in and as provided under the Credit Agreement, (ii) funding current cash operating needs of CML and its U.S. Subsidiaries, including advances by CML to its U.S. Subsidiaries to fund current cash operating needs of such U.S. Subsidiaries,
(iii) supporting the issuance of Bankers Acceptances for the benefit of CML,
(iv) causing commercial Letters of Credit to be issued for the benefit of CML,
(v) causing standby letters of credit to be issued for the benefit of CML, and
(vi) to establish a foreign exchange line as may be acceptable to Lenders to be used in connection with the operations of CML; provided however, the aggregate face amount of all Letters of Credit, whether standby or commercial, and Banker's Acceptances issued under the Domestic Operating Loan shall not exceed the face amount of $8,000,000.00 without the prior written consent of Lenders. For purposes hereof, "U.S. Subsidiaries" shall mean each Subsidiary which is organized under the laws of the United States or any state thereof and which has its principal execute offices and primary assets located in the United States and shall also include Plastomer, Inc., an Ontario corporation ("Plastomer"). The identity of the issuers of the Letters of Credit and Banker's Acceptances shall be the subject of agreement between Lenders.

     (b) The proceeds of the Acquisition Loan shall be used by CML for the purposes of (i) amending and restructuring the existing Acquisition Loan as defined in and as provided under the Credit Agreement, (ii) funding capital expenditures by CML or to fund advances by CML to its Subsidiaries to fund such capital expenditures or (iii) funding a Qualified Acquisition (as hereinafter defined). For purposes hereof, a "Qualified Acquisition" shall mean any transaction, or any series of related transactions, by which CML or any of its Subsidiaries acquires all or substantially all of the assets of any going business, firm, partnership, corporation, limited liability company, limited liability partnership, or a division thereof, which compliments or is compatible with the business of CML or in which CML or any of its Subsidiaries, directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) whether through merger or otherwise, at least sixty-six and two-thirds percent (66 2/3%) (in number of votes) of the securities, membership or ownership of such complimentary or compatible business.

     6.   Interest Rate - Domestic Loans.  The outstanding principal balance of
          -------------------------------
the Domestic Notes shall accrue interest at either the (i) Applicable Prime Rate or (ii) at a thirty (30), sixty (60) or ninety (90) day LIBOR rate plus a specific percentage as set forth in the chart below (the "LIBOR Spread") depending upon the Leverage Ratio of CML and its Subsidiaries. CML must in writing select the interest option at least three (3) business days prior to the termination of the existing interest period. Should CML fail to select an interest option, the outstanding principal balance of the Domestic Notes shall thereafter accrue interest at the Applicable Prime Rate until CML shall choose
otherwise as provided herein.   Should CML choose a LIBOR rate, the LIBOR Spread
applicable thereto shall be effective on the first day of the month following CML's most recent quarter end. For purposes hereof, "Applicable Prime Rate" shall mean the annual rate of interest as quoted daily in the Money Rate Section of the Southwest Edition of the Wall Street Journal as the "Prime Rate". The
                                -------------------
term "LIBOR" shall mean, for each applicable interest period, the rate of interest per annum determined by BANK IV to be the arithmetic mean (rounded upward to the next 1/16th of 1%) of the rates of interest per annum at which deposits in United States dollars for a period equal to the length of such interest period and in an amount comparable to the aggregate unpaid principal amount of the Loans outstanding during such interest period would be offered by major banks in the London interbank market at approximately 10:00 a.m. (London time) two business days prior to the commencement of the applicable interest period which arithmetic mean shall be divided by the difference arrived at by subtracting from one (1) the percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirement for the Lender (or its successor) in respect of Eurodollar deposits having a maturity equal to the interest period for which it is calculated. For purposes hereof, the LIBOR Spread shall be as follows:




               Leverage Ratio                  Interest Rate

Less than 1.25                                 LIBOR + 2.25%

Less than 1.49 and equal to or greater than    LIBOR + 2.40%
 1.25

Equal to or greater than 1.49                  LIBOR + 2.50%
============================================================


With respect to the Applicable Prime Rate, any change in the rate of interest shall be effective as of the date of the change. All calculations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed.

     7.   Minimum Advances.  Advances under the Domestic Loans shall be
          -----------------
available only in minimum amounts of $250,000.00 upon prior written notification acceptable to the Domestic Agent.

     8.   Payments.  (a)  With respect to payments under the Domestic Operating
          ---------
Notes, interest accrued on the outstanding principal balance thereof shall be due and payable quarterly to the Domestic Agent commencing on the first day of the month following the Closing Date and continuing on the first day of each quarter thereafter with the total outstanding principal thereof, all outstanding unpaid interest accrued thereon and all other charges in connection therewith shall be due and payable in full on that date which is the earlier of twenty-four months from the Closing Date or at Lenders' option, upon the occurrence of an Event of Default. Notwithstanding the above, the obligation to reimburse the Lenders for any cash advances under the Operating Loan as a result of fundings of standby Letters of Credit by Lenders shall be due and payable upon demand.

     (b) With respect to payments under the Acquisition Notes, interest accrued on the outstanding principal balance thereof shall be due and payable quarterly to the Domestic Agent commencing on the first day of month following the Closing Date and continuing on the first day of each quarter thereafter for a period of eighteen months. Commencing on the first day of the nineteenth month following the Closing Date, the outstanding principal balance of the Acquisition Notes shall be due and payable in monthly installments in an amount necessary to amortize the then outstanding principal of the Acquisition Notes as of the end of such eighteen month period over a period of five years, such principal payments to be due and payable to the Domestic Agent on the first day of each month commencing with the first day of the nineteenth month following the Closing Date. Each principal payment under the Acquisition Notes shall also be accompanied by a payment of all interest accrued on the outstanding principal balance thereof. The total outstanding principal of the Acquisition Notes, all outstanding unpaid interest accrued thereon and all other charges in connection therewith shall be due and payable in full on that date which is the earlier of seventy-eight months from the Closing Date or at Lenders' option, upon the occurrence of an Event of Default. Notwithstanding the above or anything herein to the contrary, the principal amount and all outstanding interest due and payable under Acquisition Note #3, as defined in the Credit Agreement, shall be renewed, extended and repaid in accordance with its existing terms, which shall be incorporated into and made a part of the Acquisition Loan.

     9.   Collateral & Guaranties.
          ------------------------

     (a) The Domestic Loans shall be secured by a pledge and grant of a security interest in all of the assets, both personal and real, (to the extent selected by the Lenders) of CML, whether now owned or hereafter acquired. For purposes hereof, "domestic" assets shall be those owned by U.S. Subsidiaries and used and located within the United States and Canada. For purposes hereof, "foreign" assets shall be those owned by non U.S. Subsidiaries and used and located outside the United States and Canada.

     (b) Further, the Domestic Loans, together with all other Domestic Indebtedness of CML to Lenders, shall be unconditionally and irrevocably guaranteed, jointly and severally, by each of Plaster, Industrial Devices, Inc., a New Jersey corporation ("IDI"), CML Fiberoptics, Inc., a Massachusetts corporation ("CML Fiberoptics"), Electro Fiberoptics, Inc., a Massachusetts corporation ("Electro Fiberoptics"), Fredon Development Industries, Inc., a New Jersey corporation ("Fredon"), as well as all other direct and indirect U. S. Subsidiaries of CML, present and future, unless otherwise determined by Lenders. The form and substance of each such guaranty shall be acceptable to Lenders. Further, each guaranty shall be secured by a pledge and grant of a first and prior security interest in all of the assets, both personal and real, (to the
extent selected by Lenders) of each of such guarantors.   Upon the formation or
acquisition of any U.S. Subsidiary after the date hereof, CML shall cause such Subsidiary to execute and deliver to Domestic Agent within thirty (30) days of the creation or acquisition of such Subsidiary, such Loan Documents as may be requested by Domestic Agent to evidence the guaranty and security therefore as
contemplated herein.   Notwithstanding the above, Lenders reserve the right at
any time to restructure the transaction contemplated herein by requiring any of the guarantors to be co-maker's of the Domestic Operating Notes and the Acquisitions Notes.

     (c) All pledges and security interests shall be properly filed, recorded and otherwise perfected in accordance with local and all other applicable law and shall provide Domestic Agent a first priority interest, subject however, to the Permitted Encumbrances and subject to the terms and conditions of an Intercreditor Agreement ("Intercreditor Agreement") between the Lenders, in such form and substance as shall be acceptable to Lenders. For purposes hereof, "pledge and grant of security interests" includes all manner of collateral documentation evidencing liens on or assignments of property, real or personal, tangible or intangible, duly perfected.

     10.  Domestic Collateral Borrowing Base.  At no time during the term of the
          -----------------------------------
Domestic Loans, shall the aggregate outstanding principal balance of the Domestic Loans (including the face amount of all outstanding Letters of Credit and Banker's Acceptances issued under the

Domestic Operating Loan) exceed the "Domestic Collateral Borrowing Base" and if there be any such excess at any time, an amount equal to such excess shall be repaid to Domestic Agent forthwith, without notice or demand. For purposes hereof, the term "Domestic Collateral Borrowing Base" shall mean an amount equal to:

     the lesser of:

        (a) the sum of:

        i. Ninety percent (90%) of the uncollected amount of the aggregate Eligible Accounts at book value, held by CML, IDI, Plastomer, Fredon, and Fiberoptics of the Determination Date; plus
                                                                    ----

        ii. Sixty percent (60%) of the aggregate value of the Eligible Inventory of CML, IDI, Plastomer, Fredon, or Fiberoptics as of the Determination Date; plus
                                         ----

        iii.    An amount equal to the Domestic Facility Values; plus
                                                                 ----
        vi.      An amount equal to the Domestic Appraised Equipment Values;

            or
            --

        (b) $55,000,000.00.

    11. Increasing Domestic Collateral Borrowing Base.  The Domestic Collateral
        ----------------------------------------------
Borrowing Base may be increased by adding the value, as determined by the Lenders in their sole discretion, of Eligible Accounts, Eligible Inventory, Facility Values and Appraised Equipment Values of additional domestic assets as may be acceptable to and approved by Lenders, in their sole discretion, and the delivery to Domestic Agent of such security documents, financing statements, assignments, notices, title assurances, environmental assessments, surveys and other documents and instruments as shall be requested by Domestic Agent and as may be necessary or appropriate for Domestic Agent to obtain a first priority perfected security interest in such domestic assets.

    12. Conditions Precedent to Acquisition Loan.  In addition to the conditions
        -----------------------------------------
precedent set forth in paragraph 13 below and as otherwise provided herein, Lenders' obligations to make any advances under the Acquisition Loan for the funding of capital expenditures shall be subject to the delivery to Domestic Agent of the following information: (a) a complete description of the capital expenditure to be made with the Acquisition Loan proceeds and (b) the terms of such acquisition, including but not limited to the delivery to Domestic Agent of a copy of the agreement, purchase order or other writing relating to such capital expenditure certified by CML as being true and correct. Further, in addition to the conditions precedent set forth in paragraph 13 below and as otherwise provided herein, Lenders' obligations to make any advances under the Acquisition Loan for the purpose of funding a Qualified Acquisition shall be subject to the delivery to the Domestic Agent of the following information: (a) a corporate biography summary, in form acceptable to Lenders covering each Qualified Acquisition, (b) a copy of the executed acquisition agreement relating to the Qualified Acquisition certified by CML as being true, correct and complete, (c) a certificate executed by CML certifying that CML is in compliance with all terms and conditions of the Loan Documents and no Potential Default or Event of Default shall have occurred.

    13. Advances under Acquisition Notes. Notwithstanding anything herein to the
        ----------------------------------
contrary, Lenders shall have no obligation to make an Advance under the Acquisition Loan if (i) the aggregate advance under the Acquisition Loan for such Qualified Acquisition or capital expenditure shall exceed the principal amount of $10,000,000.00; (ii) the total outstanding principal amount of all Loans, including outstanding Letters of Credit, Bankers Acceptances and bank guaranties shall exceed the aggregate principal amount of the applicable local currency equivalent of $40,000,000.00; or (iii) the Domestic Collateral Borrowing Base shall not support or entitle CML to such advance.

    14. Multicurrency Loan.  Subject to all of the terms and conditions set
        -------------------
forth herein, Bank of Boston shall extend credit to Badalex and CML Europe in the form of a revolving line of credit in the principal amount of up to the applicable local currency equivalent of $10,000,000.00 (the "Multicurrency Loan") provided however, should the total aggregate principal amount of the Multicurrency Loan outstanding at any time (including the face amount of all outstanding Letters of Credit, Banker's Acceptances, or bank guaranties issued thereunder) exceed the "Multicurrency Collateral Borrowing Base" as hereinafter defined, then in that event, such excess shall be applied as a reduction to the Domestic Collateral Borrowing Base. Amounts borrowed under the Multicurrency Loan which shall have been paid may be reborrowed so long as all terms and conditions for borrowing thereunder shall have been satisfied.

        (a) Permitted Currency.  Advances under the Multicurrency Loan shall, at
            -------------------
    the option of Badalex or CML Europe, be in Japanese yen, English pounds sterling, Deutsche mark, French francs and Spanish pesetas, along with other offshore currencies commonly traded in the offshore interbank currency markets, freely available to Bank of Boston and agreed to by Bank of Boston ("Permitted Currency").

        (b) Term of Multicurrency Loan Commitment & Maturity   The obligation of
            -------------------------------------------------
    Bank of Boston to make any Advances under the Multicurrency Loan, provided all conditions precedent thereto under the Loan Documents have been satisfied, and provided there shall exist no potential Default or Event of Default under the Loan Documents, shall be for a period of twenty-four months from the Closing Date. Further, the Multicurrency Loan shall mature on that date which is the earliest of twenty-four months after the Closing Date or at Lenders' option, upon the occurrence of an Event of Default, at which time all unpaid interest accrued thereon together with the outstanding principal thereof and all other charges incurred in connection therewith shall be due and payable in full. Notwithstanding anything herein to the contrary, no Banker's Acceptance, Letter of Credit or bank guaranty shall be issued under the Multicurrency Loan by Bank of Boston with an expiration date occurring after a date which is twenty four months following the Closing Date unless the obligation to reimburse Bank of Boston in connection with such Letter of Credit is specifically secured by cash.

        (c) Use of Proceeds - Multicurrency Loan.  The proceeds of the
            -------------------------------------
    Multicurrency Loan shall be used for the following purposes and no other purposes, (i) funding current cash operating needs of Badalex and CML Europe, (ii) causing commercial Letters of Credit to be issued for the benefit of Badalex or CML Europe; (iii) causing bank guaranties to be issued for the benefit of Badalex or CML Europe; (iv) causing standby letters of credit to be issued for the benefit of Badalex or CML Europe; and (v) funding the payment to Bank of Boston of all existing indebtedness in the aggregate amount of up to 2,600,000 pounds sterling owed by CML or any Subsidiary to Bank of Boston (at which time any outstanding letters of credit issued to Bank of Boston from BANK IV shall be cancelled and returned).

        (d) Interest Rate - Multicurrency Loan.  The Multicurrency Loan shall
            -----------------------------------
    accrue interest at such rate or rates as shall be negotiated between CML and Bank of Boston and acceptable to BANK IV.

        (e) Minimum Advances.  Advances under the Multicurrency Loan shall be
            -----------------
    available only in minimum amounts of the applicable local currency equivalent of $250,000.00 upon prior written notification acceptable to Bank of Boston.

        (f) Collateral & Guaranties.  The Multicurrency Loan shall be secured by
            ------------------------
    a pledge and grant of a security interest in all of the assets, both personal and real, of Badalex and CML Europe. The Multicurrency Loan shall be unconditionally and irrevocably guaranteed, jointly and severally, by each of CML, Plastomer, IDI, CML Fiberoptics, Electro Fiberoptics, Fredon, as well as all other direct and indirect Subsidiaries of CML, present and future. The form and substance of each such guaranty shall be acceptable to Lenders. Further, each guaranty shall be secured by a pledge and grant of a first and prior security interest in all of the assets, both personal and real, whether now owned or hereafter acquired, of each of such guarantors, subject however to the Intercreditor Agreement. All pledges and security interests shall be properly filed, recorded and otherwise perfected in accordance with local and other applicable law and shall provide Bank of Boston a first priority interest, subject however, to the Permitted Encumbrances and the Intercreditor Agreement. For purposes hereof, "pledge and grant of security interests" includes all manner of collateral documentation evidencing liens on or assignments of property, real or personal, tangible or intangible.

        (g) Multicurrency Collateral Borrowing Base.  At no time during the term
            ----------------------------------------
    of the Multicurrency Loan, shall the aggregate outstanding principal balance thereof (including the face amount of all outstanding Banker's Acceptances, Letters of Credit and bank guaranties) exceed the "Multicurrency Collateral Borrowing Base" and if there be any such excess at any time, an amount equal to such excess shall be applied as an immediate reduction to the Domestic Collateral Borrowing Base and if such reduction shall exceed the balance available under the Domestic Collateral Borrowing Base, then such excess over the Domestic Collateral Borrowing Base shall be repaid forthwith without notice or demand. For purposes hereof, the term "Multicurrency Collateral Borrowing Base" shall mean an amount equal to:

    the lesser of:

        (a) the sum of:

            i. Eighty percent (80%) of the uncollected amount of the aggregate Eligible Accounts at book value, held by Badalex or CML Europe and due and owing as shown by the books and records of Badalex or CML Europe as of the Determination Date; plus
                                                             ----

            ii. Fifty percent (50%) of the aggregate value of the Eligible Inventory of Badalex and CML Europe as of the Determination Date; plus
                       ----

            iii. An amount equal to the Foreign Facility
                 Values; plus
                         ----

            iv.  An amount equal to the Foreign Appraised Equipment Values;


            or
            --

        (b) $10,000,000.00.

        h.  Increasing Multicurrency Collateral Borrowing Base.  The
            ---------------------------------------------------
    Multicurrency Collateral Borrowing Base may be increased by adding the value, as determined by the Lenders in their sole discretion, of Eligible Accounts, Eligible Inventory, Facility Values and Appraised Equipment Values of additional foreign assets as may be acceptable to and approved by Lenders, in their sole discretion, and the delivery to Bank of Boston of such security documents, financing statements, assignments, notices, title assurances, environmental assessments, surveys and other documents and instruments as shall be requested by Bank of Boston and by which Bank of Boston shall obtain a first priority perfected security interest in such assets.


    15. Conditions Precedent.  The Lenders  obligations to make any Advances
        ---------------------
under the Loans (or to extend any other credit to CML, or others, as provided herein) shall be conditioned upon and subject to conditions which shall be required by Lenders, including the conditions that: (a) CML, Badalex, CML Europe, each Guarantor and Lenders shall have entered into a definitive loan agreement on the terms and conditions set forth herein and other terms required by Lenders, in their sole discretion, and all other documentation required by and satisfactory to Lenders, including but not limited to the aforesaid Domestic Operating Notes and Acquisition Notes, the security agreements, mortgages, deeds of trust, financing statements, guaranty agreements and standard corporate authorization documents (collectively the "Loan Documents"), as well as opinions of counsel for CML and each such guarantor regarding the authorization to execute, deliver and perform their respective obligations under the Loan Documents, the enforceability of the Loan Documents, the perfection and priority of Domestic Agent's and Bank of Boston's respective security interest and liens, the enforceability of each guaranty and such other matters as Lenders shall in their sole discretion request; (b) BANK IV shall have made, executed and entered into a Participation Agreement or other written agreement, in form and substance acceptable to BANK IV whereby not less than 39% of the aggregate Commitment evidenced by BANK IV's portion of the Domestic Loans shall be assigned as participations or otherwise syndicated to other lenders upon terms and conditions acceptable to BANK IV; (c) BANK IV and Bank of Boston shall have entered into the Intercreditor Agreement; (d) all representations and warranties made by CML and any Guarantor to Lenders shall be true, correct, complete and not misleading as of the Closing Date; (e) as of the Closing Date, no material adverse change (from that reflected in the financial statements dated March 3, 1996) as determined by the Lenders has occurred in the business or financial condition of CML or its Subsidiaries; and (e) as of the Closing Date, there shall exist no Potential Default or Event of Default under the Loan Documents.

    16. Representations, Warranties and Covenants.  In addition to other
        ------------------------------------------
representations, warranties, as well as affirmative and negative covenants which may be required by Lenders, the Loan Documents will include covenants applicable to all of the Obligors:

        (i) requiring Obligors to maintain casualty and liability insurance, with such companies, on such terms and in such amounts as may be acceptable to Domestic Agent, on all of their respective domestic assets with Domestic Agent as loss payee on all casualty insurance and additional insured on all liability insurance and further requiring Obligors to maintain casualty and liability insurance, with such companies and in such amounts as may be acceptable to Bank of Boston, on all of their respective foreign assets with Bank of Boston as loss payee on all casualty insurance and additional insured on all liability insurance;

        (ii) requiring Obligors to promptly pay when due all lawful claims, whether for labor, material or otherwise, which might or could, if unpaid, become a Lien or charge on any of their property or assets;

        (iii) requiring Obligors to keep adequate records, in accordance with good accounting practices, of all of their transactions, so that at any time, and from time to time, the true and complete financial condition may be readily determined and to, upon request, make such records available for Domestic Agent's inspection during all business hours;

        (iv) requiring Obligors to maintain their existence and promptly comply with all laws, statutes, ordinances and governmental regulations applicable to them or any of their property, business operations, transactions;

        (v) requiring Obligors to pay and discharge all Taxes imposed upon the income or profits of each Obligor or upon their respective property, real, personal or mixed before the same shall be in default and before any claims that may become a Lien upon their property is asserted;

        (vi) requiring Obligors to advise Domestic Agent of any change in the location of any of the domestic assets and to take all necessary actions to insure that the Lien of Domestic Agent in the domestic assets is and remains perfected and its priority is not adversely affected and requiring Obligors to advise Bank of Boston of any change in the location of any of the foreign assets and to take all necessary actions to insure that the Lien of Bank of Boston in the foreign assets is and remains perfected and its priority is not adversely affected;

        (vii) requiring Obligors promptly to pay all reasonable costs, fees and expenses paid and incurred by Lenders incidental to the transactions contemplated hereby;

        (viii) requiring Obligors to comply with all terms of their respective Articles of Incorporation, Bylaws and other organizational and governing documents;

        (ix) requiring Obligors to promptly inform Domestic Agent of any litigation, potential litigation or any claim or controversy which might become the subject of litigation, against any of the Obligors or affecting their property if such litigation, potential litigation claim or controversy or may result in liability in an amount of $100,000 or more, constitutes or might result in a Potential Default or an Event of Default;

        (x) requiring Obligors to promptly inform Domestic Agent of the occurrence of a Potential Default or an Event of Default;

        (xi) prohibiting Obligors from incurring additional debts, obligations and liabilities, whether direct, indirect or contingent, and from entering any guaranty, surety, discount, or otherwise becoming or being contingently liable upon the indebtedness, obligation or liability of any other person excluding the indebtedness as described on Exhibit "B" attached hereto and made a part hereof, and further
                 -----------
    excluding indebtedness to BANK IV and Bank of Boston under the Loans and indebtedness for ordinary trade accounts or obligations incurred in the usual and ordinary course of business or the guaranty of such trade accounts or obligations incurred in the usual and ordinary course of business by Obligor;

        (xii) prohibiting Obligors from loaning or agreeing to loan any money to any person, (except for those certain intercompany loans described on Exhibit "C" attached hereto and made a part hereof and except further loans
    -----------
    from CML to any of its U.S. Subsidiaries or from any Obligor to one of its U.S. Subsidiaries and except for loans to any Obligor to fund Qualified Acquisitions or capital expenditures; provided, upon the request of Domestic Agent, such intercompany loans shall be evidenced by the delivery by the applicable Obligor of promissory notes and collateral documentation covering all assets of such Obligor as security for the payment of such intercompany loan as may be acceptable to Domestic Agent, and provided further that such intercompany loan transactions shall have been collaterally assigned and pledged to Domestic Agent, the assignment and pledge of which shall be in such form and substance as may be acceptable to Domestic Agent) and prohibiting Obligors from discounting or selling with recourse or for less than the face value thereof, any of its notes receivable, accounts receivable or chattel paper;

        (xiii) prohibiting Obligors from incurring or permitting to exist Capital Lease Obligations during any fiscal year in excess of the aggregate amount of $2,500,000.00 during any fiscal year;

        (xiv) prohibiting Obligors from selling, leasing, transferring, scrapping or otherwise disposing of any of their assets or properties, to the extent that the fair market value of such assets exceeds $500,000.00 in the aggregate during any fiscal year unless such sale shall be in the ordinary course of business for good and fair consideration;

        (xv) prohibiting Obligors from creating, or permitting to exist, any Liens or encumbrances on any of their assets except for Liens as specifically set forth on Exhibit "B" attached hereto and made a part hereof
                              -----------
    (the "Permitted Encumbrances"), and excluding Liens in favor of Lenders;

        (xvi) prohibiting Obligors from making payments to Frank M. Ward, either as salary, dividends, or otherwise in excess of the aggregate amount of $750,000.00 per fiscal year;

        (xvii) requiring Obligors to maintain, service, repair and keep all collateral and all of their other assets and properties in good working order and repair;

        (xviii) prohibiting Obligors from changing their respective fiscal years;

        (xix) requiring Obligors to provide to Domestic Agent written notice promptly upon the creation or acquisition of any Subsidiary;

        (xx) prohibiting investments in any person, except for Qualified Acquisitions; and

        (xxi) requiring Obligors to give to Domestic Agent notice promptly upon any change in management of any of the CML in the offices of President, chairman or chief financial officer along with a description of the reason for the change;

    17. Financial Information. In addition to other covenants to provide
        -----------------------
financial information which Lenders shall require in the Loan Documents, the Loan Documents shall include the obligation of CML to provide the following financial information to Domestic Agent, all of which shall be in such form and detail as may be acceptable to Lenders:

    Quarterly (within 45 days after the last day of each fiscal quarter end):
    -------------------------------------------------------------------------

        10Q report and any other report filed with the Securities and Exchange Commission
        Current accounts receivable listings,
        Current inventory listings,
        In-house prepared consolidating financial statements
        (balance sheet & income statement)
        Compliance Certificate, and
        Foreign and Domestic Collateral Borrowing Base Certificate

    Annually (within 90 days after the last day of fiscal year):
    ------------------------------------------------------------

        10K report and any other report filed with the Securities and Exchange Commission
        Final audited and certified financial statements.
        In-house prepared consolidating financial statements
        (balance sheet & income statement)
        Proposed budget for the existing fiscal year
        Management letters and notices by CML to any stockholders generally

    18. Financial Covenants.  In addition to other financial covenants which
        --------------------
shall be required by Lender, the Loan Documents will include the following financial covenants which shall be maintained at all time, by CML and its Subsidiaries on a consolidated basis:

    (i) Minimum Current Ratio of 1.5 to 1.0;
    (ii) Maximum Leverage Ratio of 1.75 to 1.0;
    (iii)   Minimum Cash Flow Coverage Ratio of 1.5 to 1.0;

    (iv) Minimum Tangible Net Worth as of the Closing Date of $24,000,000.00 to June 3, 1996, $26,500,000 to September 3, 1996, $29,500,000 to
            December 3, 1996 and $31,000,000 as of March 3, 1997 ; and
    (v) Minimum Tangible Net Worth shall increase quarterly from and after March 3, 1997 by an amount which is no less than ninety percent (90%) of the consolidated net income (after taxes) of CML and its Subsidiaries, as determined in accordance with GAAP.

    19. Events of Default.  In addition to other defaults  required by Lenders,
        ------------------
the following shall constitute Events of Default:

        (a) CML shall fail to make any payment or mandatory prepayment of principal, interest or any other charges upon any of the Domestic Notes or under any of the Loan Documents, or fail to pay any other Indebtedness after the same shall become due and payable (whether by extension, renewal, acceleration or otherwise); or

        (b) Badalex or CML Europe shall fail to make any payment or prepayment of principal or interest under the Multicurrency Operating Loan, or otherwise an event of default or default shall occur under the Multicurrency Loan; or

        (c) Any Obligor shall fail to duly observe, perform or comply with any covenant, agreement or term contained in any of the Loan Documents; or

        (d) Any representation or warranty of any Obligor made in the loan agreement or in any writing furnished in connection with or pursuant to any of the Loan Documents shall have been false, incomplete or misleading in any material respect on the date when made; or

        (e) Any Obligor shall default in the payment of principal of or interest on any other obligation for money borrowed or received as an advance (or any obligation under any conditional sale or other title retention agreement, or any obligation issued or assumed as full or partial payment for property whether or not secured by any purchase money or other Lien, or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any grace period provided with respect thereto, or shall default in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created (or if any other default under any such agreement shall occur and be continuing beyond any period of grace provided with respect thereto) if the effect of such default is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause such obligation to become due prior to its original date of maturity; or

        (f) Any of the following: (i) any Obligor shall become insolvent or unable to pay its debts as they mature, make an assignment for the benefit of creditors or admit in writing its inability generally to pay its debts as they become due or fail generally to pay its debts as they mature; or (ii) an order, judgment or decree is entered adjudicating any Obligor bankrupt or insolvent; or (iii) any Obligor shall petition or apply to any Tribunal for the appointment of a trustee, receiver, custodian or liquidator of any Obligor or of any substantial part of the assets of any of such parties or shall commence any proceedings relating to any Obligor under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debts, dissolution, or liquidation Law of any jurisdiction, whether now or hereafter in effect; or (iv) any such petition or application shall be filed, or any such proceedings shall be commenced, of a type described in subsection (iii) above, against any Obligor or by any act of such parties shall indicate its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree shall be entered appointing any such trustee, receiver, custodian or liquidator, or approving the petition in any such proceedings, and such order, judgment or decree shall remain unstayed and in effect, if being vigorously contested, for more than sixty (60) days; or (v) any order, judgment or decree shall be entered in any proceedings against any Obligor decreeing the dissolution of any Obligor order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vi) any order, judgment or decree shall be entered in any proceedings against any Obligor decreeing a split-up of such party which requires the divestiture of a substantial part of the assets of any Obligor and such order, judgment or decree shall remain unstayed and in effect for more than thirty (30) days; or (vii) any Obligor shall fail to make timely payment or deposit of any amount of Tax required to be withheld by any Obligor and paid to or deposited to or to the credit of the United States of America pursuant to the provisions of the Internal Revenue Code of 1986, as amended, in respect of any and all wages and salaries paid to employees of any Obligor; or

        (g) Any final judgment on the merits for the payment of money in an amount in excess of $100,000 shall be outstanding against any Obligor and such judgment shall remain unstayed and in effect and unpaid for more than thirty (30) days; or

        (h) A majority of the outstanding voting stock of CML shall be acquired, directly or indirectly, by a person (or group of persons, acting in concert) who owns on the date of this Agreement less than five percent (5%) of the voting stock of CML; or

        (i) Any Guarantor shall give notice of asserted discontinuance under its Guaranty or shall fail to duly observe, perform or comply with any of the provisions of its Guaranty; or

        (j) Any Reportable Event which Domestic Agent determines in good faith might constitute grounds for the termination of a Plan therein described or for the appointment by the appropriate United States District Court of a trustee to administer any such Plan shall have occurred and be continuing thirty (30) days after written notice to such effect shall have been given to CML or any such Plan shall be terminated, or a trustee shall be appointed by a United States District Court to administer any such Plan or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan or to appoint a trustee to administer any such Plan; or

        (k) Any default or event of default under any of the other Loan Documents; or

        (l) Any attempt by any Obligor to challenge the validity or enforceability of any of the Loan Documents or the existence or priority of Lenders security interest or rights in any collateral.

    20. Expenses.  CML agrees at the Closing to pay all costs, expenses and fees
        ---------
(including reasonable attorney's fees) incurred or suffered by Lenders in connection with the negotiation, preparation and documentation of the proposed Loans, including this Commitment Letter. If the negotiations concerning the Loans are terminated prior to execution of the Loan Documents, CML shall pay the above mentioned costs, expenses and fees incurred on demand.

    21. Reliance.  No one other than CML, CML Europe and Badalex and Lenders
        ---------
shall be entitled to rely on this commitment letter and no one shall be deemed or construed to be a third party beneficiary of the benefits hereof. This commitment letter and the rights and benefits hereof shall not be assignable by CML or any of its Subsidiaries.

    22. Oklahoma Law.  This document shall be deemed to be executed and
        -------------
performable in, and governed by the substantive laws of, the State of Oklahoma.

    23. Scope of Commitment.  The foregoing is intended to provide a substantive
        --------------------
outline of each Lender's respective Commitments rather than a complete statement of all terms, conditions and documents which will be required in connection with the Loans described above. Substantive terms or conditions may be changed in order to account for or reflect changes in statutory or regulatory authorities governing the subject matter of the transaction.

    24. Fees:  Unused Portion Fee, Origination Fee and Letter of Credit Fees.
        ---------------------------------------------------------------------

    (a) In addition to the fees described elsewhere herein, CML shall pay to Domestic Agent the following fees which are to be shared between Lenders based upon their respective Domestic Loan Percentage as shown in the chart under Paragraph 3 above:

        (i) A fee computed at the rate per annum, based on a year of 360 days, equal to one eighth of one percent (1/8%) per annum on the daily unborrowed amount of the Domestic Loans, assuming the Domestic Collateral Borrowing Base shall allow borrowings under the Domestic Loans for the full amount thereof, such fee to be payable quarterly in arrears, commencing the first day of the calendar quarter following the Closing Date;

        (ii) Upon closing the Loans contemplated hereby and annually thereafter, a fee in the amount of $50,769.23 to be paid to Lenders proportionately based upon their respective interest in the Domestic Loans; and

        (iii) In connection with the issuance of Banker's Acceptances, CML shall pay Domestic Agent fees in accordance with fees generally charged by BANK IV for banker's acceptances and in connection with the issuance of Letter's of Credit under the Domestic Operating Loan, CML shall pay Domestic Agent a fee of three quarters of one percent (3/4%) of the face amount thereof with a minimum of $200.00 for each Letter of Credit.

    (b) Further, in addition to the fees described elsewhere herein, the following fees shall be paid to Bank of Boston which shall not be shared between the Lenders:

        (i) Upon closing the Multicurrency Loan contemplated hereby, CML shall pay to Bank of Boston a fee in the amount of $9,230.77; and

        (ii) In connection with the issuance of bank guaranties or Letters of Credit issued under the Multicurrency Loan, Bank of Boston shall charge CML Europe and Badalex, as the case may be, shall pay to Bank of Boston fees generally charged by Bank of Boston for bank guaranties, Letters of Credit or Banker's Acceptances; and

        (iii) Bank of Boston shall charge CML Europe and Badalex, jointly and severally, a fee computed at the rate per annum, based on a year of 360 days, equal to one eighth of one percent (1/8%) per annum on the daily unborrowed amount of the Multicurrency Loan, assuming the Multicurrency Collateral Borrowing Base shall allow borrowings under the Multicurrency Loan for the full amount thereof, such fee to be payable quarterly in arrears, commencing the first day of the calendar quarter following the Closing Date.

    25. Lenders.  For purposes hereof, with respect to those provisions which
        --------
require the consent of Lenders, such consent may be deemed given if granted by a majority of the Lenders, based upon their respective Domestic Loan Percentages in the outstanding principal amount of the Domestic Loans at the time such consent is to be given.

    26. Appraisals.  Upon request by Domestic Agent, CML shall cause the
        -----------
Domestic Equipment Appraisals and Domestic Facility Appraisals to be updated to a current date and upon request by Bank of Boston, CML shall cause the Foreign Equipment Appraisals and Foreign Facility Appraisals to be updated to a current date.

    27. Expiration.  The proposal for the Commitments described in this letter
        -----------
shall remain effective until 5:00 p.m., Tulsa time, on July 8, 1996. If CML desires to accept this proposal then, on or before such date an authorized officer should execute a copy of this letter on behalf of CML, Badalex and CML Europe, respectively and return it to the undersigned, together with the payment of the execution fee as set forth in Section 28 below, on or before 5:00 p.m., Tulsa time, on June 14, 1996; otherwise, this letter shall be terminated and of no further effect, except that all amounts required to be paid under Section 20, the provisions of Section 28 and the last paragraph hereof shall survive such termination.

    28. Execution Fee.  CML shall pay to Domestic Agent a non-refundable fee in
        --------------
the amount of $30,000.00 upon execution hereof by CML (to be distributed to Lenders proportionately) which, upon closing the transactions contemplated hereby, shall be applied as a reduction of the $60,000.00 fee payable at the time of closing as provided in Paragraph 26 above; provided should the transactions contemplated herein fail to close for any reason whatsoever by July 31, 1996, the fee paid pursuant to this Paragraph 28 shall be nonrefundable.

    Whether or not the transactions hereby are consummated, CML hereby agrees to indemnify and hold harmless Lenders and their respective directors, officers, employees, affiliates and agents (each an "indemnified person") from and against any and all losses, claims, damages, liabilities (or actions or other proceedings commenced or threatened in respect thereof) and expenses that arise out of, result from or in any way relate to this letter, and to reimburse each indemnified person upon its demand, for any reasonable legal or other expenses, including legal fees, incurred in connection with investigating, defending against or participating in any such loss, claim, damage, liability or action or other proceeding and in connection with the enforcement of the terms and provisions hereof. Neither Lender shall be responsible to CML or any of its Subsidiaries or any other person for any consequential damages which may be alleged. The obligation contained in this paragraph shall survive the closing of the transactions contemplated herein or survive the termination of this Letter as set forth in Section 27.

                              Very truly yours,

                              BANK IV OKLAHOMA, N.A.

                              /s/ John D. Pixley

                              John D. Pixley
                              Sr. Vice President


                              THE FIRST NATIONAL BANK OF BOSTON


                              By /s/ Timothy G. Clifford
                                --------------------------------
                              Title Vice President
                                    -----------------------------

ACCEPTED AND AGREED THIS ____ DAY OF
JUNE, 1996:

CHICAGO MINIATURE LAMP, INC.


By:Frank M. Ward
   -----------------------------------
 Frank M. Ward, President



CHICAGO MINIATURE LAMP, EUROPE, LIMITED


By:Frank M. Ward
   -----------------------------------
 Frank M. Ward, President


BADALEX LIMITED


By:Frank M. Ward
   -----------------------------------
 Frank M. Ward, President

                                  EXHIBIT "A"
                                  -----------

                                  DEFINITIONS
                                  -----------

As used herein, capitalized terms shall have the meaning set forth below:

    1.  "Account Debtor" shall mean the party from whom an Account is owned by
        ----------------
and payable to the applicable Obligor and represents a sum of money (exclusive of interest, late charges or carrying charges) unconditionally due and owing to such Obligor from an account debtor ("Account Debtor") thereof for services rendered or goods sold or leased by such Obligor to such Account Debtor in the ordinary course of business and which services or goods have been accepted by the Account Debtor.

    2.  "Advances" shall mean all money loaned and all obligations incurred by
        ----------
CML or any Subsidiary to any Lender, including without limitation all obligations to reimburse the applicable Lender for its obligations under Letters of Credit, Banker's Acceptances and bank guaranties.

    3.  "Applicable Contract" shall mean a written agreement or contract between
        ---------------------
the applicable Obligor and an Account Debtor, a copy of which, together with all amendments, has been delivered to Domestic Agent (or Bank of Boston in the case of a foreign asset) prior to it being used by such Obligor as the basis for an Eligible Account, and as to which such Obligor has received no notice, whether in writing or otherwise, that (i) the Account Debtor believes or asserts that such Obligor is in default or has committed an event of default under the terms of any contract between such Obligor and such Account Debtor; or (ii) the Account Debtor has repudiated, is not able to perform, refuses to perform or disputes that the conditions have been met for the performance (including the payment of all amounts owing) by the Account Debtor thereunder.

    4.  "Badalex Facility" shall mean Badalex's manufacturing facility located
        ------------------
in Surrey, England, including but not limited to real property with all improvements and appurtenances thereto.

    5.  "Banker's Acceptance"  shall mean the acceptance by either Lender, as
        ---------------------
applicable, under the Domestic Operating Loan of a Letter of Credit and such Lender's engagement to honor such Letter of Credit at a specified time as set forth therein.

    6.  "Business Day"  shall mean a day other than a Saturday, Sunday or
        --------------
another day upon which banks in the State of Oklahoma are closed to business generally.


    7.  "Capital Lease Obligations" shall mean, for any period, the capital
        ---------------------------
expenditures of CML and its Subsidiaries on a consolidated basis under any lease or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

    8.  "Cash Flow" shall mean the aggregate earnings of CML and its
        -----------
Subsidiaries before interest, taxes, depreciation and amortization expenses, all as determined in accordance with GAAP.

    9.  "Cash Flow Coverage Ratio" shall mean the ratio of the Cash Flow of CML
        --------------------------
and its Subsidiaries to the aggregate sum of their principal and interest payments on any indebtedness, taxes, dividends and capitalized leases.

    10. "CML Europe Facility" shall mean CML Europe's manufacturing facility
        ---------------------
located in Leicestershire, England, including but not limited to real property with all improvements and appurtenances thereto.

    11. "Compliance Certificate" shall mean a Certificate of CML in the form
         ----------------------
acceptable to Lenders thereby certifying that as of the date thereof, CML and all Obligors are in compliance with all terms and conditions of the Loan Documents, that all warranties and representations of Obligors under the Loan Documents (other than those relating to a specific prior date) are as of the date of such certificate, true, correct and complete and that no Potential Default or Event of Default then exists.

    12. "Commitment"  shall mean the agreement of Lenders to make the Domestic
        ------------
Loans and the agreement of Bank of Boston to make the Multicurrency Loan.

    13. "Current Assets"  shall mean the value of the current assets of CML and
        ----------------
its Subsidiaries determined in accordance with GAAP on a consolidated basis.

    14. "Current Liabilities"  shall mean the amount of current liabilities of
        ---------------------
CML and its Subsidiaries determined in accordance with GAAP on a consolidated basis.

    15. "Current Ratio"  shall mean the ratio of Current Assets to Current
        ---------------
Liabilities.

    16. "Default Rate"  shall mean the Applicable Prime Rate plus five percent
        --------------
per annum.

    17. "Determination Date"  shall mean any date not more than five (5) days
        --------------------
prior to the date on which the amount of the Domestic or Foreign Collateral Borrowing Base or other fact is to be determined.


    18. "Domestic Appraised Equipment Value"  shall mean an amount equal to
        ------------------------------------
seventy five percent (75%) of the appraised liquidation value of the machinery and equipment owned by CML or a U.S. Subsidiary and located at, and used by CML or a U. S. Subsidiary, as the case may be, at the Wynnewood Facility, the Pauls Valley Facility, the IDI Facility, the Electro Fiberoptics Facility, the Plastomer Facility, or such other facility or location within the United States as may be acceptable to and approved by the Domestic Agent, as shown on the most recent Domestic Equipment Appraisal provided Domestic Agent shall hold a duly perfected and enforceable first priority Lien thereon. Any appraisal upon which "Domestic Appraised Equipment Value" is based shall be in form and shall be based upon the use of such methodology and be issued by such appraiser as Domestic Agent in its sole discretion shall deem satisfactory.

    19. "Domestic Collateral Borrowing Base Certificate"  shall mean a
        ------------------------------------------------
Certificate of CML in form and detail acceptable to Lenders therein setting forth a summary of the accounts, inventory, equipment and other collateral of the Obligors upon which Advances under the Domestic Loans are to be based.

    20. "Domestic Equipment Appraisal"  shall mean a written evaluation report
        ------------------------------
of the liquidation value of the machinery and equipment owned by the applicable Obligor, located and used at the Wynnewood Facility, the Pauls Valley Facility, the IDI Facility, the Plastomer Facility, or the Fiberoptics Facility or such other facility as may be acceptable to the Domestic Agent which value shall be certified, as of a date not more than thirty (30) days prior to the date of the report, by Larry Perdue of Asset Appraisal Corporation, Edmond, Oklahoma, or another reputable, qualified and certified appraiser, which has been approved by Domestic Agent as an acceptable appraiser for the Equipment Appraisal. Any appraisal upon which "Domestic Appraised Equipment Value" is based shall be in form and shall be based upon the use of such methodology and be issued by such appraiser as Domestic Agent in its sole discretion shall deem satisfactory.

    21. "Domestic Facility Appraisal"  shall mean a written evaluation report of
        -----------------------------
the market value of the real property and improvements owned by the applicable Obligor which are part of the Pauls Valley Facility, Wynnewood Facility, the Fiberoptics Facility, or such other facility as may be acceptable to Domestic Agent or described in a mortgage, deed of trust or lien instrument made, executed and delivered to Domestic Agent, or for the benefit of Domestic Agent, as security for the Domestic Indebtedness or the unconditional guaranty thereof, which value shall be certified, as of a date not more than thirty (30) days prior to the date of the report, by a reputable and qualified appraiser with an M.A.I. certification, which has been approved by Domestic Agent as an acceptable appraiser for the Domestic Facility Appraisal. Any appraisal upon which "Domestic Facility Appraisal" is based shall be in form and shall be based upon the use of such methodology and be issued by such appraiser as Bank of Boston in its sole discretion shall deem satisfactory.

    22. "Domestic Facility Value" shall mean 75% of the Domestic Facility
        -------------------------
Appraisal provided Domestic Agent shall hold a duly perfected and enforceable first priority Lien thereon.

    23. "Domestic Indebtedness" shall mean and include any and all: (i)
        -----------------------
indebtedness, obligations and liabilities of CML to Lenders incurred or which may be incurred or purportedly incurred under the Domestic Loans, including any extensions, renewals, substitutions, amendments and increases in amount thereof, including such amounts as may be evidenced by the Domestic Notes and all lawful interest, loan closing fees, service fees, facility fees, commitment fees, fees in lieu of balances and other charges, and all reasonable costs and expenses incurred in connection with the preparation, filing and recording of the Loan Documents, including attorneys fees and legal expenses; (ii) all other indebtedness, obligations (whether direct or indirect, primary or secondary, fixed or contingent) and liabilities of CML to Lenders under the Domestic Loans or Loan Documents, including future advances and loans made by Lenders to CML and any extensions, renewals, substitutions, amendments and increases in amount thereof, (iii) all reasonable costs and expenses paid or incurred by Lenders, including attorneys fees, in enforcing or attempting to enforce collection of any Domestic Indebtedness and in enforcing or realizing upon or attempting to enforce or realize upon any collateral or security for any Domestic Indebtedness, including interest on all sums so expended by Lenders accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (iv) all sums expended by Lenders in curing any Potential Default or Event of Default or Default under the terms of the loan agreement, the other Loan Documents or any other writing evidencing or securing the payment of the Domestic Notes together with interest on all sums so expended by Lenders accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; (v) all reasonable costs and expenses paid or incurred by Domestic Agent, including attorneys fees and legal expenses, in enforcing or attempting to enforce any right, remedy or cause of action of Lenders against any Guarantor under its Guaranty or otherwise, including interest on all sums so expended by Lenders accruing from the date upon which such expenditures are made until paid, at an annual rate equal to the Default Rate; and (vi) all "Indebtedness" or "Secured Indebtedness" as said terms are defined in each of the Loan Documents relating to the Domestic Loans.

    24. Eligible Accounts.  For the purposes of this Agreement, an "Eligible
        ------------------
Account" shall mean an Account (as defined in Article 9 of the applicable Uniform Commercial Code and which has been earned by performance or with respect to Plastomer, as defined by the Personal Property Security Act of Ontario ("PPSA") or with respect to Badalex and CML Europe, as defined in the applicable local law relating thereto) for which the Invoice Date has occurred and which meets the following standards until the same is collected in full:

        (a) The Account is owned by and payable to the applicable Obligor and represents a sum of money (exclusive of interest, late charges or carrying charges)

            (i) unconditionally due and owing to the applicable Obligor from an Account Debtor thereof for services rendered or goods sold or leased by such Obligor to such Account Debtor in the ordinary course of business and which services or goods have been accepted by the Account Debtor or;

            (ii) due and owing to the applicable Obligor from an Account Debtor for services rendered or goods sold or leased by such Obligor to such Account Debtor pursuant to the terms of an Applicable Contract between such Account Debtor and such Obligor;

    and such sum of money does not remain unpaid for a period in excess of ninety (90) days beyond the Invoice Date;

        (b) The Account is not a contra account and is not otherwise subject to any dispute, set-off, recoupment, counterclaim or other claim which would reduce the amount to be paid by the Account Debtor to such applicable Obligor, and the Account Debtor has not received or requested permission to pay the same in installments or otherwise later than were originally due and payable; it being further understood that contract retainages will not constitute Eligible Accounts;

        (c) The Account does not result from the sale or lease of any goods held by the applicable Obligor on consignment;

        (d) The Account Debtor is a person (including a partnership of which all partners are residents of the continental United States of America) domiciled in, a resident of or duly organized under the laws of the country or a state, province or other political subdivision, of the country in which the Obligor to which the Account is owed is located;

        (e) The Account Debtor has not ceased business, made an assignment for the benefit of creditors or attempted to make a composition with its creditors and no trustee, receiver, receiver and manager, liquidator, conservator, custodian or like officer has been appointed to take custody, possession or control of the Account Debtor or any substantial portion of the assets in general of such Account Debtor. The Account Debtor has not become or been adjudged to be insolvent, requested or consented to the appointment of any receiver, receiver and manager, trustee, custodian, liquidator or like officer or become subject to the control or supervision of any court or other governmental body or officer for the purpose of liquidating its assets, winding up its affairs or for the purpose of any financial reorganization, rehabilitation or other relief under any law or statute now or hereafter in force affording relief to debtors from their obligations or affecting the rights of creditors generally;

        (f) If ten percent (10%) or more of any Account or Accounts with any Account Debtor shall be unpaid for a period in excess of ninety (90) days from the Invoice Date, all Accounts owing by such Account Debtor shall not be Eligible Accounts and, if the aggregate accounts of any one Account Debtor constitute more than fifteen percent (15%) of the total accounts of the applicable Obligor at any one time, the amount of all such accounts in excess of fifteen percent (15%) shall not be deemed Eligible Accounts; provided however, that upon prior application by CML to Domestic Agent setting forth in writing the extent of and reasons for the excess of such concentration limits, Lenders IV in their sole discretion may allow by instrument in writing certain Accounts in excess of the fifteen percent (15%) concentration limit to be included in Eligible Accounts;

        (g) The applicable Obligor, has in its possession and under its control shipping tickets, bills of lading, invoices, delivery receipts and other written business records and memoranda sufficient to document the validity and enforceability of such Accounts, the amount thereof and to enforce collection thereof;

        (h) The Account Debtor has neither attempted to return the goods or services, the sale or delivery of which created or gave rise to the Account, nor refused to accept the goods or services, nor attempted to revoke any acceptance thereof or requested any allowance or adjustment with respect to such goods or services or the price thereof or payment terms, nor made partial payment on a specific invoice or amount due under an Applicable Contract which is being disputed;

        (i) Domestic Agent shall not have notified CML in writing that the Account or the Account Debtor is not an Eligible Account for reasons deemed by Domestic Agent in its sole discretion to be sufficient reasons for rejecting such Account or Account Debtor;

        (j) The Account is not evidenced by any promissory note, trade acceptance, or judgment and does not constitute Chattel Paper or an Instrument (as those terms are defined in Article 9 of the applicable Uniform Commercial Code or with respect to Plastomer, as defined by the PPSA or as otherwise defined by the local law relating to the applicable Obligor);

        (k) All notices, documents or other filings required to be filed in any public office or with any public officer in connection with the Account have been duly filed with and accepted by the appropriate public office or officer;

        (l) The Account Debtor is not directly or indirectly a parent, Subsidiary or an affiliate of any Obligor, nor a corporation, partnership or other entity controlled by or under common control with, directly or indirectly, any Obligor nor a person, corporation, partnership or other entity located in a country other than the country in which the Obligor to which the Account is owed is located;

        (m) The Account Debtor is not a director, officer or an employee of any Obligor nor a member of the family of any director, officer or employee of any Obligor nor any proprietorship, partnership, corporation or other entity owned in whole or in part by any such director, officer or employee of any Obligor or by any member of the family of any such person;

    (n) The Account is not subject to the statutes of the United States of America or Canada or England or any other jurisdiction, as the case may be, requiring notice of the assignment of claims against the United States of America or Canada or England, as the case may be, or any agency or instrumentality thereof unless (i) CML shall have given Domestic Agent advance notice of the officer, office and filing address for notice, and telephone number for such office (ii) CML shall have executed all documents which shall have been requested by Domestic Agent in connection with the notice of assignment of such claims, (iii) Domestic Agent has filed such notice in the appropriate manner and shall have received confirmation thereof to its satisfaction, and (iv) Domestic Agent shall have received an opinion of CML's counsel, acceptable to the Domestic Agent and its counsel, to the effect that all requisite action has been taken to properly perfect Domestic Agent's security interest in such Account, properly provide notice of such assignment of claims and to assure that payment thereof will be made to Domestic Agent; and

        (o) The Account is subject to a first and prior perfected Lien in favor of Domestic Agent or Bank of Boston, as the case may be and the Account is not subject to the security interest, lien or claim of any person other than BANK IV or Bank of Boston, subject to the Intercreditor Agreement.

    The above specifications with respect to the term "Eligible Account" are special specifications adopted for the purpose of determining the Domestic Collateral Borrowing Base and the designation of such specifications shall not be interpreted to limit in any respect the security interest granted to Domestic Agent in not only Eligible Accounts but all Accounts.

    25. Eligible Inventory  shall mean Inventory (as defined in Article 9 of the
        ------------------
applicable Uniform Commercial Code or with respect to Plastomer, as defined in the PPSA or with respect to Badalex or CML Europe, as defined under the laws of England) (i) owned by the applicable Obligor, provided that such Inventory has not been so owned and held for a period of more than one year and provided further that such Inventory (i) is subject to an enforceable and duly perfected first priority Lien in favor of Domestic Agent, (ii) is located at a storage yard, warehouse, manufacturing facility or other location described in a security agreement granted in favor of Domestic Agent or is otherwise owned by such Obligor and in transit to such Obligor's storage yard, warehouse or manufacturing facility or other location described in the security agreement or other loan documentation, or (iii) is being acquired by such Obligor and for which a Letter of Credit has been issued. The value of each item of Inventory shall be the lesser of (i) the cost of such item of Inventory to such Obligor exclusive of any transportation, handling or other charges incurred in acquiring such item, and (ii) the present fair market value of such item of Inventory as determined by Domestic Agent, in its sole discretion. Eligible Inventory shall not include (i) Inventory classified as non-stock items, obsolete goods and goods not readily marketable, (ii) Inventory held by such Obligor on consignment, (iii) Inventory subject to any floor planning arrangement, and (iv) Inventory in which any Obligor has granted a purchase money security interest to a person other than Domestic Agent. The above specifications with respect to the term "Eligible Inventory" are special specifications adopted for the purpose of determining the applicable Collateral Borrowing Base and the designation of such specifications shall not be interpreted to limit in any respect the security interest granted to Domestic Agent in not only such Eligible Inventory but in all Inventory.

    26. "Foreign Equipment Appraisal"  shall mean a written evaluation report of
        -----------------------------
the liquidation value of the machinery and equipment owned by the applicable Obligor, located and used at the Badalex Facility or the CML Europe Facility, or such other facility as may be acceptable to Bank of Boston which value shall be certified, as of a date not more than thirty (30) days prior to the date of the report, by Larry Perdue of Asset Appraisal Corporation, Edmond, Oklahoma, or another reputable, qualified and certified appraiser, which has been approved by Bank of Boston as an acceptable appraiser for the Equipment Appraisal. Any appraisal upon which "Domestic Appraised Equipment Value" is based shall be in form and shall be based upon the use of such methodology and be issued by such appraiser as Bank of Boston in its sole discretion shall deem satisfactory.

    27. "Foreign Facility Appraisal"  shall mean a written evaluation report of
        ----------------------------
the market value of the real property and improvements owned by the applicable Obligor which are part of the Badalex Facility or the CML Europe Facility, or such other facility which is located outside of the United States or Canada as may be acceptable to Bank of Boston or described in a mortgage, deed of trust or lien instrument made, executed and delivered to Bank of Boston or for the benefit of Bank of Boston, as security for the repayment of the Multicurrency Loan or the unconditional guaranty thereof, which value shall be certified, as of a date not more than thirty (30) days prior to the date of the report, by a reputable and qualified appraiser with an M.A.I. certification, which has been approved by Bank of Boston as an acceptable appraiser for the Facility Appraisal. Any appraisal upon which "Foreign Facility Appraisal" is based shall be in form and shall be based upon the use of such methodology and be issued by such appraiser as Bank of Boston in its sole discretion shall deem satisfactory.

    28. "Foreign Facility Value" shall mean 65% of the Foreign Facility
        ------------------------
Appraisal provided Bank of Boston shall hold a duly perfected and enforceable first priority Lien thereon..

    29. "Fiberoptics Facility" means Electro Fiberoptics manufacturing facility
        ----------------------
located in Marlborough, Massachusetts, including but not limited to the real property together with all improvements and appurtenances thereto.

    30. "Foreign Appraised Equipment Value" shall mean an amount equal to sixty-
        -----------------------------------
five percent (65%) of the appraised liquidation value of the machinery and equipment owned by CML or a Subsidiary and located at, and used by CML or a Subsidiary, as the case may be, at the Badalex Facility or the CML Europe Facility or such other facility or location located outside of the United States as may be acceptable to and approved by Bank of Boston, as shown on the most recent Equipment Appraisal and in which a first priority Lien has been pledged, granted and perfected in favor of or for the benefit of Bank of Boston. Any appraisal upon which

"Foreign Appraised Equipment Value" is based shall be in form and shall be based upon the use of such methodology and be issued by such appraiser as Bank of Boston in its sole discretion shall deem satisfactory.

    31. "Foreign Collateral Borrowing Base Certificate"  shall mean a
        -----------------------------------------------
Certificate of Badalex and CML Europe in form and detail acceptable to Bank of Boston therein setting forth a summary of the accounts, inventory, equipment and other collateral of the Obligors upon which Advances under the Multicurrency Loan are to be based.

    32. "GAAP"  shall mean generally accepted accounting principles applied on a
        ------
consistent basis in all material respects to those applied in the preceding period. Unless otherwise indicated herein, all accounting terms will be defined according to GAAP.

    33. "Guarantors" shall mean Industrial Devices, Inc., a New Jersey
        ------------
corporation, Plastomer, Inc., an Ontario corporation, CML Fiberoptics, Inc., a Massachusetts corporation, Electro Fiberoptics, Inc., a Massachusetts corporation, Fredon Development Industries, Inc., a New Jersey corporation, and all other U.S. Subsidiaries of CML, now or in the future.

    34. IDI Facility shall mean IDI's manufacturing facility located in
        ------------
Hackensack, New Jersey.

    35. "Invoice Date" shall mean (i) the date of the first invoice for the
        --------------
services rendered or the goods sold or leased by an Obligor to an Account Debtor, if not pursuant to an Applicable Contract, which shall not be prior to the Account Debtor's receipt of the goods or services which are the subject thereof, or (ii) the first date upon which payment is due under an Applicable Contract for the services rendered or the goods sold or leased by such Obligor pursuant thereto.

    36. "Laws" shall mean all statutes, laws, ordinances, regulations, orders,
        ------
writs, injunctions, or decrees of the United States, any state or commonwealth, any municipality, any foreign country, any territory or possession, or any Tribunal.

    37. "Letters of Credit" shall mean any and all letters of credit issued by
        --------------------
BANK IV (or Bank of Boston as provided under the Multicurrency Loan) pursuant to the request of CML or its Subsidiary which at any time remain outstanding and subject to draw by the beneficiary, whether in whole or in part, and all confirmations and back up letters of credit issued for the account of CML or its Subsidiaries.

    38. "Leverage Ratio" shall mean the ratio of Total Liabilities to Tangible
        ----------------
Net Worth of CML and its Subsidiaries.

    39. "Lien" shall mean any mortgage, pledge, security interest, encumbrance,
        ------
lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement or other similar form of public notice under the Laws of any jurisdiction).

    40. "Obligors" shall mean CML, all Guarantors and their respective
    --- ----------
Subsidiaries.

    41. "Pauls Valley Facility" shall mean CML's manufacturing facility located
        -----------------------
in Pauls Valley, Oklahoma, including but not limited to real property together with all improvements and appurtenances thereto.

    42. "Plastomer Facility" shall mean Plastomer's manufacturing facility
        --------------------
located in Barrie, Ontario, including but not limited to real property together with all improvements and appurtenances thereto.

    43. "Subsidiary" shall mean any corporation in which CML owns or controls
        ------------
(directly or indirectly) fifty percent (50%) or more of the outstanding capital stock.

    44. "Tangible Net Worth" shall mean, on any date as of which the amount
        --------------------
thereof is to be determined, the sum of the following for CML and its Subsidiaries determined on a consolidated basis in accordance with GAAP:

    (a) The amount of stated capital (less cost of treasury shares and less intangibles, including goodwill, licensing agreements, patents, trademarks, trade names, organization expense, unamortized debt discount, deferred charges and other like intangibles), plus
    ----

    (b) The amount of surplus and retained earnings (or, in the case of surplus or retained earnings deficit, minus the amount of such deficit),

    45. "Taxes" shall mean all taxes, assessments, fees, or other charges or
        -------
levies from time to time or at any time imposed by any Laws or by any Tribunal.

    46. "Total Liabilities" shall mean the amount of all liabilities of the CML
        -------------------
and its Subsidiaries determined in accordance with GAAP on a consolidated basis.

    47. "Tribunal" shall mean any municipal, state, commonwealth, Federal,
        ----------
foreign, territorial or other sovereign, governmental entity, governmental department, court, commission, board, bureau, agency or instrumentality.

    48. "Wynnewood Facility" shall mean CML's manufacturing facility located in
        --------------------
Wynnewood, Oklahoma, including but not limited to real property, together with all improvements and appurtenances thereto.

                                  Exhibit "B"
                                  -----------
                    (Indebtedness of CML & all Subsidiaries)

Limitation on Indebtedness:
- ---------------------------


(i) indebtedness owing by Plastomer to RoyNat Inc. in an amount not to exceed $750,000 Canadian plus accrued interest (the "RoyNat Indebtedness").

(ii) indebtedness owing by Electro Fiberoptics, Inc. in an amount not to exceed $100,000.00 plus accrued interest (the "Fiberoptics Indebtedness") in favor of The Town of Northboro, as guaranteed by CML.

(iii) bank indebtedness owing by ALBA Speziallampen Holding GmbH i.G. ("ALBA") in an amount not to exceed the aggregate amount of DM 8,200,000 (the "ALBA Indebtedness")


Limitation on Liens:
- -------------------

(i)     Liens in favor of Domestic Agent securing the Indebtedness;

(ii) Liens arising in the ordinary course of business for sums not due or sums being contested in good faith and by appropriate proceedings and not involving any deposits, advances, borrowed money or the deferred purchase price of property or services;

(iii)   Liens permitted to exist under the terms of any of the Security
        Instruments;

(iv) liens in favor of RoyNat Inc. encumbering the assets of Plastomer (except accounts and inventory) securing the RoyNat Indebtedness.

(v) liens in favor of The Town of Northboro encumbering the assets of Electro-Fiberoptics, Inc. securing the Fiberoptics Indebtedness.

(vi) liens in favor of German financial institutions encumbering the real property of ALBA securing the ALBA Indebtedness but not to exceed the aggregate amount of DM 5,000,000.00.

                                  EXHIBIT "C"
                                  -----------

                           INTERCOMPANY INDEBTEDNESS


                         LOAN FROM IDI INTERNATIONAL TO
                        ALBA HOLDINGS FOR $8,000,000.00

August 27, 1996




Mr. Frank Ward, President
Chicago Miniature Lamp, Inc.
P.O. Box 101
Canton, MA  02021

     Re:  Commitment Letter dated July 1, 1996 by and among
          The First National Bank of Boston ("Bank of Boston") and BANK IV Oklahoma, N.A. ("BANK IV"), as Lenders, and Chicago Miniature Lamp, Inc. ("CML"), as Borrower, among others (the "Commitment Letter")

Dear Mr. Ward:

     As you know, the Commitment Letter described above provides a Closing Date (as defined therein) of July 31, 1996, unless otherwise extended in writing by the Domestic Agent. You have requested that the Closing Date be extended to October 31, 1996, and in connection therewith, as Domestic Agent, this letter is written to confirm our consent to such extension of the Closing Date to October 31, 1996. In connection with such extension, CML has agreed to pay to Domestic Agent a further non-refundable fee in the amount of $15,000.00 (to be distributed to Lenders proportionately) which upon closing the transactions contemplated by the Commitment Letter, shall be applied as a reduction of the $60,000.00 fee payable at the time of closing as provided in Paragraph 26 of the Commitment Letter; provided should the transactions contemplated by the Commitment Letter fail to close for any reason whatsoever by October 31, 1996, the fee paid pursuant to Paragraph 28 of the Commitment Letter as well as this letter shall be non-refundable.

     Please execute one copy of this letter in the space provided below to evidence your acknowledgement and agreement to the foregoing.

                                                Very truly yours,

                                            /s/ John D. Pixley

                                                John D. Pixley
                                                Sr. Vice President

ACCEPTED AND AGREED THIS ___ DAY
OF AUGUST, 1996.



CHICAGO MINIATURE LAMP, INC.


By: /s/ Frank M. Ward
   __________________________
   Frank M. Ward, President



CHICAGO MINIATURE LAMP, EUROPE, LIMITED


By: /s/ Frank M. Ward
   __________________________
   Frank M. Ward, President



BADALEX LIMITED


By: /s/ Frank M. Ward
   __________________________
   Frank M. Ward, President